Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
GLOBALFOUNDRIES Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, par value US$0.02 per share, reserved for future issuance under GlobalFoundries Inc. 2021 Equity Compensation Plan	Rule 457(c) and Rule 457(h)	14,151,525	(2)	$45.67	$646,300,146.75	0.00013810	$89,254.05
Equity	Ordinary Shares, par value US$0.02 per share, reserved for future issuance under the GlobalFoundries Inc. 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	5,477,642	(4)	$45.67	$250,163,910.14	0.00013810	$34,547.64
Total Offering Amounts						$896,464,056.89		$123,801.69
Total Fee Offsets								$0.00
Net Fee Due								$123,801.69

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional ordinary shares of the Registrant, $0.02 par value per ordinary share (“Ordinary Shares”) that become issuable under the Registrant’s 2021 Equity Compensation Plan (the “2021 Plan”) and the Registrant’s Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares.

(2)	Represents 11,724,176 Ordinary Shares that were automatically added to the shares authorized for issuance under the 2021 Plan pursuant to an annual “evergreen” increase provision contained in the 2021 Plan, and 2,427,349 Ordinary Shares that have become available for issuance again as of August 31, 2026 under the 2021 Plan in accordance with the share recycling provision of such plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low prices per Ordinary Share of the Registrant as reported on the Nasdaq Stock Exchange on September 9, 2026, of $45.67.

(4)	Represents 5,477,642 additional Ordinary Shares that were automatically added to the shares authorized for issuance under the ESPP pursuant to an annual “evergreen” increase provision contained in the ESPP.